UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2011

DALECO RESOURCES CORPORATION
(Exact name of registrant as specified in charter)

Nevada	0-12214	23-2860734
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

17 Wilmont Mews, 5th Floor, West Chester, Pennsylvania		19382
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 610-429-0181

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Principals Officers, Election of Directors; Appointment of Principal Officers:

Mr. Dov Amir, a Director and former Chief Executive Officer of the Company, submitted his resignation to the Board of Directors on July 11, 2011.  Mr. Amir indicated that he wanted to spend more time with his family and focus on personal matters.  Mr. Amir was a co-founder of the Registrant and has served continuously on its Board of Directors since its inception.

Mr. Amir has been provided with a copy of this 8-K and has been offered the opportunity to provide the Registrant with a letter stating whether he agrees with the statements made by the Registrant in response to this Item 5.02 and, if not, stating the respects in which he does not agree.  Should the Registrant receive a letter from Mr. Amir, the Registrant shall file same by Amendment to this Form 8-K within two (2) business days after receipt of such a letter by the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Daleco Resources Corporation
(Registrant)

Date: July 13, 2011	/s/ Gary J. Novinskie
Gary J. Novinskie, President